CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 8, 2000, except for paragraphs 2 through 5 of Note 6, as to which the date is November 13, 2000, relating to the financial statements, which appears in The Carbide/Graphite Group, Inc. and Subsidiaries Annual Report on form 10-K for the year ended July 31, 2000. We also consent to the incorporation by reference of our report dated September 8, 2000, except for paragraphs 2 through 5 of Note 6, as to which the date is November 13, 2000, relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 8, 2000, relating to the financial statements, which appears in the Annual Report of The Carbide/Graphite Group, Inc. Savings Investment Plan on Form 11-K for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania
December 20, 2000